SquareTwo Financial Reports Fourth Quarter and Full Year 2013 Results

DENVER, March 4, 2014 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today reported consolidated financial results for the quarter and full year ended December 31, 2013.

“We are pleased with both our fourth quarter and annual financial performance,” said president and CEO, Paul A. Larkins. “We have made thoughtful, strategic operational enhancements throughout the year which have helped ensure that we continue to perform within our rapidly evolving industry. This enables us to deliver a consistent, positive Customer experience. In addition, we continue our long-term yield based investment strategy in this competitive market.”

For the year ended December 31, 2013:

•	Cash proceeds on purchased debt were $563.7 million, a 7.3% decrease from $608.0 million in 2012.

•
Investment in purchased debt was $258.1 million, to purchase $2.8 billion in face value of debt, compared to $272.8 million to purchase $3.8 billion in face value of debt in 2012. The total investment in purchased debt was a 5.4% decrease from the prior year.

•	Revenue recognized on purchased debt, net was $337.6 million, a decrease of $15.8 million or 4.5% from $353.4 million recognized in 2012.

•
Costs to collect purchased debt including gross court costs were $225.8 million, or 41.7% of collections for the year. This was an increase of 85 basis points from 2012. Costs to collect excluding gross court costs were $184.3 million, or 34.0% of collections, which represented a decrease of 8 basis points from 2012.

•	EBITDA was $64.2 million for the year ended December 31, 2013, compared to $83.3 million in 2012.

•	Net income was $5.1 million, compared to $22.6 million in 2012.

•
Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $308.4 million, an 11.5% decrease from $348.3 million in 2012.

For the quarter ended December 31, 2013:

•	Cash proceeds on purchased debt were $124.6 million, an 11.3% decrease from $140.4 million in the fourth quarter of 2012.

•
Investment in purchased debt was $27.1 million, to purchase $0.3 billion in face value of debt, compared to $57.2 million to purchase $0.6 billion in face value of debt in the fourth quarter of 2012. The total investment in purchased debt was a $30.1 million decrease from the fourth quarter of 2012.

•	Revenue recognized on purchased debt, net was $73.6 million, a decrease of $20.9 million from $94.6 million recognized in the fourth quarter of 2012.

•
Costs to collect purchased debt including gross court costs were $48.8 million, or 41.2% of collections for the quarter. This was a decrease of 91 basis points from the fourth quarter of 2012. Costs to collect excluding gross court costs were $40.2 million, or 33.9% of collections, which represented an increase of 44 basis points from the fourth quarter of 2012.

•	EBITDA was $11.2 million, compared to $27.9 million in the fourth quarter of 2012.

•	The net loss was $4.0 million, compared to net income of $12.7 million in the fourth quarter of 2012.

•
Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $69.9 million, an 8.9% decrease from $76.7 million in the fourth quarter of 2012.

The following table summarizes our results of operations for the full year and quarter ended December 31, 2013:

	Quarter Ended	Year Ended
	December 31,	December 31,
	2013	2013
Total revenues	$73,693	$338,253
Total operating expenses	64,215	278,091
Operating income	9,478	60,162
Total other expense	11,422	49,856
(Loss) income before income taxes	(1,944)	10,306
Income tax expense	(2,063)	(5,243)
Net (loss) income	$(4,007)	$5,063

The following table represents cash generated by operating activities, less operating and other cash expenses, resulting in Adjusted EBITDA:

	Quarter Ended	Year Ended
	December 31,	December 31,
Adjusted EBITDA ($ in thousands)	2013	2013
Voluntary, non-legal collections	$62,588	$306,222
Legal collections	50,538	212,529
Other collections(1)	5,332	23,198
Sales & recourse	6,103	21,760
Contribution of other business activities(2)	2,096	11,108
Total inflows	126,657	574,817

Collection expenses on:
Purchased debt	36,721	171,622
Contingent debt	2	11
Court costs, net	8,294	40,155
Other direct operating expenses	8,385	17,551
Salaries, general and administrative expenses	8,841	40,766
Other(3)	581	4,360
Total outflows	62,824	274,465
Adjustments(4)	6,079	8,028
Adjusted EBITDA	$69,912	$308,380

(1)	Other includes collections and court cost recoveries on commercial, student loan, and medical accounts.

(2)	Includes royalties on purchased debt, revenues on contingent debt, and other revenue.

(3)	Represents certain other items consistent with our debt covenant calculation.

(4)
Consistent with the covenant calculations within our revolving credit facility, adjustments include the non-cash expense related to option grants of CA Holding’s equity granted to our employees, directors and branch office owners, branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles net (loss) income to Adjusted EBITDA:

	Quarter Ended	Year Ended
	December 31,	December 31,
Reconciliation of Net (Loss) Income to Adjusted EBITDA ($ in thousands)	2013	2013
Net (loss) income	$(4,007)	$5,063
Interest expense	11,209	45,984
Interest income	(29)	(103)
Income tax expense	2,063	5,243
Depreciation and amortization	1,972	7,986
EBITDA	11,208	64,173
Adjustments related to purchased debt accounting
Proceeds applied to purchased debt principal(1)	52,812	241,561
Amortization of step-up of carrying value(2)	—	107
Purchased debt valuation allowance reversals(3)	(188)	(6,648)
Certain other or non-cash expenses
Stock option expense(4)	29	128
Termination fees	4,900	4,900
Other(5)	1,151	4,159
Adjusted EBITDA	$69,912	$308,380

(1)	Cash proceeds applied to the carrying value of purchased debt rather than recorded as revenue.

(2)	Non-cash amortization of a step-up in the carrying value of certain purchased debt assets related to purchase accounting adjustments resulting from the 2005 acquisition of SquareTwo by CA Holding.

(3)	Represents changes in non-cash valuation allowances on purchased debt.

(4)	Represents the non-cash expense related to option grants of CA Holding's equity granted to certain employees, directors and branch office owners.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles net cash provided by operating activities to Adjusted EBITDA:

	Quarter Ended	Year Ended
Reconciliation of Cash Flow from Operations to Adjusted EBITDA ($ in thousands)	December 31,	December 31,
	2013	2013
Net cash provided by operating activities	$10,532	$15,045
Proceeds applied to purchased debt principal(1)	52,812	241,561
Interest expense to be paid in cash(2)	10,489	42,782
Interest income	(29)	(103)
Amortization of prepaid and other non-cash expenses	(1,314)	(4,658)
Changes in operating assets and liabilities and deferred taxes:
Restricted cash(3)	(19,523)	(4,899)
Other operating assets and liabilities and deferred taxes(4)	8,831	4,350
Income tax expense	2,063	5,243
Termination fees	4,900	4,900
Other(5)	1,151	4,159
Adjusted EBITDA	$69,912	$308,380

(1)	Cash proceeds applied to the carrying value of purchased debt are shown in the investing activities section of the consolidated statements of cash flows.

(2)	Represents interest expense, excluding non-cash amortization of loan origination fees and debt discount.

(3)	Represents the change in restricted cash balances for the period due to the timing of payments on our lines of credit and semi-annual interest payments on our Senior Second Lien Notes.

(4)	The amount represents timing differences due to the recognition of certain expenses and revenue items on a cash versus accrual basis.

(5)
Consistent with the covenant calculations within our revolving credit facility, other includes branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

Additional Financial Information:

•	For the years ended December 31, 2013 and 2012, the Company recorded net valuation allowance reversals of $6.6 million and $7.7 million, respectively, on its purchased debt assets.

•	For the quarter ended December 31, 2013 and 2012, the Company recorded net valuation allowance reversals of $0.2 million and $6.9 million, respectively, on its purchased debt assets.

Conference Call

The Company will hold a conference call today at 8:30 AM Mountain time / 10:30 AM Eastern time to discuss our fourth quarter and full year 2013 results. Please download our Year End 2013 Financial Results Presentation which is located under the “About Us” header within the “Investor Relations” section of our website, www.squaretwofinancial.com.

Members of the public are invited to listen to the event. To access the live telephone conference line, please dial 877-522-6079 for domestic access, and 706-643-9734 for international access. Please reference confirmation ID #76552992 for the call.

For those who cannot listen to the live broadcast, a replay will be available shortly thereafter within the Investor Relations section of the Company's website.

Non-GAAP Financial Measures

Adjusted EBITDA, as presented in this report, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the U.S. (“GAAP”). This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity.
Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization (including amortization of the carrying value on our purchased debt), as adjusted by several items discussed more fully in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K as of December 31, 2013. Adjusted EBITDA generally represents cash proceeds on our owned charged-off receivables plus the contribution of our other business activities less operating expenses (other than non-cash expenses, such as depreciation and amortization) as adjusted. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.
We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. We believe Adjusted EBITDA is representative of our cash flow generation that can be used to purchase charged-off receivables, pay down or service debt, pay income taxes, and for other uses. We believe that Adjusted EBITDA is frequently used by investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Our board of directors and management use Adjusted EBITDA to measure our performance, and our current management incentive compensation plans are based largely on Adjusted EBITDA. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this report may not comply with these rules. The reader is cautioned not to place undue reliance on Adjusted EBITDA and ERP.
The information in this subsection is a summary and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and footnotes in our 10-K as of December 31, 2013.